BNP RESIDENTIAL PROPERTIES, INC.                                   Exhibit 99.1
301 S. College Street, Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Chairman
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                           BNP RESIDENTIAL PROPERTIES
                       ANNOUNCES OPERATING RESULTS FOR THE
                              THIRD QUARTER OF 2005


Charlotte, North Carolina
November 1, 2005

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended September 30, 2005.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 30 apartment communities containing a total of 7,945 units, and serves as general partner of partnerships that own 3 communities containing 713 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Operating Results:

Results of operations for the third quarter and first nine months of 2005, compared to the same periods in 2004, reflect significant growth in our company and increased complexity in our financial reporting.

o In January 2005, we acquired the general partner interest in three limited partnerships, which are now included in our consolidated financial statements.

o In March 2005, we acquired a portfolio of four apartment properties that we previously fee managed.

o During the second quarter of 2005, we acquired two additional apartment properties.

o In September 2005, we committed to a plan to sell one apartment property, which we subsequently sold in October 2005. This property is reflected as "held for sale" on our September 30, 2005, balance sheet and as "discontinued operations" in our operating statements.

Funds from Operations: Funds from operations of the operating partnership for the third quarter of 2005 increased by 31.2% to $3.9 million from $3.0 million in the third quarter of 2004. On a diluted basis, FFO per share was $0.33 per share compared to $0.29 per share in 2004. For the first nine months of 2005, funds from operations for the operating partnership increased by 34.8% to $11.2 million from $8.3 million in 2004. On a diluted basis, FFO per share for the first nine months of 2005 was $0.98 compared to $0.91.
(See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution for the third quarter of 2005 totaled $3.2 million, an increase of 17.0% compared to the same period in 2004. For the first nine months of 2005, funds available for distribution was $9.5 million, an increase of 30.1% over the same period in 2004. (See also "Non-GAAP Information" below)

Net Income/Loss: Net loss for the third quarter of 2005 was $150,000 compared to net income of $299,000 for the third quarter of 2004. Through the first nine months of 2005, net loss was $6.5 million compared to net income of $889,000 in the same period in 2004. On a diluted basis, net loss attributable to common shareholders for the third quarter of 2005 was $0.04 per common share compared to net income of $0.01 per common share for the third quarter of 2004. On a diluted basis, net loss attributable to common shareholders was $0.79 per common share for the first nine months of 2005 compared to net income of $0.02 per common share through the first nine months in 2004.

The dramatic shift to net losses in 2005, compared to net income in 2004, arises primarily as a result of certain accounting entries related to our general partner interest in limited partnerships, the most significant of which are charges for distributions to minority partners (which have no economic effect or cost to the operating partnership). We believe the acquisition of the general partner interest in three limited partnerships in January 2005 was a good transaction that will provide substantial economic benefit to us. However, the accounting for this investment is very complex, and generally accepted accounting principles ("GAAP") require certain entries that make it extremely difficult to understand the accounting for the investment and its impact on our financial statements.

Discontinued operations: As of September 30, 2005, we had one apartment community that qualified as "held for sale" (under generally accepted accounting principles), which we subsequently sold in October 2005. We have presented the operations of this community as "discontinued operations" in our financial statements for all periods ended September 30, 2005 and 2004. A change in presentation for discontinued operations does not have any impact on our financial condition or overall results of operations. Income from discontinued operations totaled $56,000 for the third quarter and $121,000 in the first nine months of 2005, compared to $82,000 for the three and nine months ended in September 2004.

The following discussion of revenues and expenses relates to our continuing operations, measured on a consolidated basis.

Revenue: Total revenue in the third quarter of 2005 was $18.9 million, an increase of 42.4% compared to 2004. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 94.0% of total revenue in the third quarter of 2005 compared to 90.8% in 2004. Restaurant rental income was 5.1% of total revenue in the third quarter of 2005 compared to 7.2% in 2004. For the first nine months of 2005, total revenue was $52.1 million, an increase of 43.3% compared to 2004.

Apartments: Apartment rental income in the third quarter of 2005 was $17.8 million, an increase of 49.5% compared to 2004. This increase was attributable to nine apartment communities acquired in 2005 and 2004 and the inclusion of three additional apartment communities in our consolidated financial statements effective January 2005. The increases also reflected continued improvement in performance at our apartment communities. For the third quarter, average economic occupancy for all apartments was 95.0% in 2005 compared to 94.5% in 2004. Average monthly revenue per occupied unit for all apartments was $744 in 2005 compared to $745 in 2004. For the first nine months of 2005, average economic occupancy was 95.0% compared to 94.8% in 2004. Average monthly revenue per occupied unit was $740 in 2005 compared to $735 in 2004.

On a same units basis, apartment revenue increased by 2.2% in the third quarter of 2005 as compared to the same period in 2004, reflecting increases in revenue per occupied unit, offset somewhat by slight declines in occupancy. On a same units basis, average economic occupancy was 94.5% for the third quarter of 2005 compared to 95.2% in 2004. Average monthly revenue per occupied unit for the same units was $761 in the third quarter of 2005 compared to $737 in 2004. For the first nine months of 2005, average economic occupancy was 94.8% compared to 95.1% in 2004. Average monthly revenue per occupied unit was $751 compared to $732 in 2004.

On a same-units basis, apartment NOI (apartment rental income less apartment operating expenses) for the third quarter of 2005 increased by 4.9% compared to the third quarter of 2004. For the first nine months of 2005, same-units NOI increased by 4.8% compared to the first nine months of 2004.

Restaurants: Restaurant rental income was $957,000 in the third quarter, and $2.9 million through the first nine months of both 2005 and 2004. We received the minimum rent specified in the lease agreement in the first three quarters of both 2005 and 2004. Same store sales at our restaurant properties decreased by 7.5% in the third quarter and by 5.9% for the first nine months of 2005 compared to the same periods in 2004.

Other Income: Management fee income for the third quarter of 2005 decreased to $6,000 from $177,000 in 2004. For the first nine months, management fee income decreased to $122,000 from $582,000 in 2004. These decreases are attributable to the elimination of management fees for consolidated limited partnerships and our acquisition of four properties in the first quarter of 2005 that we previously managed. We recorded casualty gains totaling $168,000 in the third quarter of 2005 and $269,000 in the third quarter of 2004 related to fires at three of our apartment communities. We have excluded the casualty gains from our calculation of funds from operations.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $19.4 million in the third quarter of 2005, an increase of 48.7% compared to 2004. Expenses for the first nine months were $60.6 million, an increase of 70.6% compared to 2004. These increases are primarily attributable to growth in our apartment operations, along with charges for deficit distributions to a minority partner.

Apartment operations expense (the direct costs of on-site operations) was $7.1 million in the third quarter of 2005, an increase of 45.3% compared to 2004. Apartment operations expense was $19.0 million for the first nine months of 2005, an increase of 45.0% over 2004. These increases reflect the addition of nine apartment communities in 2005 and 2004, along with consolidation of three additional communities in 2005. Apartment operations expense represented 39.9% of related apartment rental income for the third quarter and 39.0% for the first nine months of 2005 as compared to 41.2% and 40.4% respectively, in 2004. On a same units basis, apartment operations expense decreased by 1.5% for the third quarter and by 1.7% for the first nine months of 2005.

Apartment administrative expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $0.8 million in the third quarter of 2005 compared to $0.6 million in 2004. For the first nine months, apartment administrative expense was $2.2 million compared to $1.6 million in 2004. Corporate administration expense was $0.7 million in the third quarter of 2005 compared to $0.5 million in 2004. For the first nine months, corporate administration expense increased to $2.2 million from $1.7 million in 2004.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Depreciation and amortization totaled $4.6 million in the third quarter of 2005, an increase of 45.8% compared to 2004. For the first nine months, depreciation and amortization totaled $12.4 million, an increase of 44.8% compared to 2004. This increase reflects apartment acquisitions in 2005 and 2004, as well as additions and replacements at other communities.

Interest expense was $6.0 million in the third quarter of 2005, an increase of 57.4% compared to 2004. For the first nine months, interest expense was $16.2 million, an increase of 55.8% compared to 2004. These increases are attributable to the impact of new debt issued in conjunction with acquisitions of apartment properties, the inclusion of interest on debt of the three additional limited partnerships included in our consolidation, and increases in variable interest rates.

When consolidated limited partnerships make distributions to the limited partners, we generally report these distributions as charges to expense in our consolidated financial statements (as required by GAAP), even though these distributions have no economic effect or cost to us. Such distributions totaled $150,000 in the third quarter and $7.8 million in the first nine months of 2005.

Dividend: On October 20, 2005, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on November 15, 2005, to shareholders of record on November 1, 2005. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on November 15, 2005 to the preferred shareholder of record on November 1, 2005.

Outlook: With good growth in funds from operations, apartment revenue, and apartment level NOI, we were pleased with the results for the third quarter. Underlying these results was improving performance at our apartment properties. During the quarter, we were able to maintain occupancy at relatively high levels while achieving good increases in revenue per occupied unit. Going forward we believe we are positioned to continue this improvement.

We own and operate a portfolio of extremely well located, well maintained middle market apartment properties that provide exceptional value at rental rates that a wide range of potential residents can afford. Over the past few years strong single-family home sales, ultra-low home mortgage rates and abundant new apartment construction have hampered our ability to increase rental revenue. Significant increases in the cost of building materials and rising interest rates for both home mortgages and construction loans now appear to be alleviating the situation. As a result, we are becoming increasingly more positive in our outlook for continued improvement in the performance of our apartment properties.

Conference Call: Management will hold a conference call to discuss third quarter earnings on Monday, November 7, 2005 at 2:00 p.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-800-406-5356 to access the call.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the operating partnership, we measure FFO at the operating partnership level (i.e., before minority interest in the operating partnership).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

Funds available for distribution is frequently referred to as "FAD." We define FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, plus (less) gains (losses) from sales of property, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operations as measures of liquidity.

Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, FFO and FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2004.

Information Requests: More information may be obtained by calling our Corporate Offices at (704) 944-0100 or on the Internet through our website at www.bnp-residential.com. You may also e-mail information requests to our investor relations department at investor.relations@bnp-residential.com.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Financial Results - Unaudited
(all amounts in thousands except per share amounts)


                                                                   Three months ended                Nine months ended
                                                                      September 30                     September 30
                                                                  2005             2004            2005             2004
                                                              ------------------------------   ------------------------------
Revenues
Apartment rental income                                            $ 17,701        $ 11,839         $ 48,619        $ 32,471
Restaurant rental income                                                957             957            2,872           2,872
Management fee income                                                     6             177              122             582
Interest and other income                                               228             295              480             431
                                                              --------------   -------------   --------------   -------------
                                                                     18,892          13,268           52,093          36,357

Expenses
Apartment operations                                                  7,079           4,872           19,031          13,122
Apartment and corporate administration                                1,482           1,061            4,415           3,328
Interest                                                              6,034           3,834           16,211          10,404
Penalties paid at debt refinance                                          -               -              519               -
Depreciation                                                          4,534           3,083           12,079           8,313
Amortization of deferred loan costs                                     112             103              330             259
Write-off of unamortized loan costs at debt refinance                     -              85              223              85
Deficit distributions to minority partners                              150               -            7,771               -
                                                              --------------   -------------   --------------   -------------
                                                                     19,392          13,039           60,580          35,512
                                                              --------------   -------------   --------------   -------------
                                                                       (500)            228           (8,487)            845
Loss (income) attributed to minority interests -
  - Consolidated limited partnerships                                   191               -              267               -
  - Operating partnership                                               114               4            1,594             (23)
                                                              --------------   -------------   --------------   -------------
(Loss) income from continuing operations                               (195)            232           (6,626)            822

Discontinued operations:
Income from discontinued operations                                      56              82              121              82
Loss (income) attributed to operating partnership minority              (12)            (15)             (24)            (15)
                                                              --------------   -------------   --------------   -------------
Income from discontinued operations                                      45              67               97              67
                                                              --------------   -------------   --------------   -------------
Net (loss) income                                                      (150)            299           (6,529)            889
Less cumulative preferred dividend                                     (250)           (250)            (750)           (750)
                                                              --------------   -------------   --------------   -------------
(Loss) income attributed to common shareholders                    $   (400)       $     49         $ (7,279)       $    139
                                                              ==============   =============   ==============   =============


Net (loss) income                                                  $   (150)       $    299         $ (6,529)       $    889
Add income (loss) attributed to minority interests                     (293)             11           (1,837)             38
Less cumulative preferred dividend                                     (250)           (250)            (750)           (750)
Less casualty gains                                                    (168)           (269)            (168)           (269)
Add amortization of in-place lease intangible                            62               -              136               -
Add depreciation                                                      4,534           3,083           12,079           8,313
Add depreciation from discontinued operations                            84              78              255              78
Add deficit distributions to minority partners                          150               -            7,771               -
Less minority interest in FFO of consolidated
   limited partnerships (add if FFO is negative)                        (94)              -              228               -
                                                              --------------   -------------   --------------   -------------
Funds from operations                                              $  3,875        $  2,952         $ 11,185        $  8,298
                                                              ==============   =============   ==============   =============


Consolidated Statements of Operations and Financial Results (unaudited) - page 2
 (all amounts in thousands except per share amounts)

                                                                    Three months ended               Nine months ended
                                                                       September 30                     September 30
                                                                  2005             2004            2005             2004
                                                              ------------------------------   ------------------------------
Net cash provided by operating activities                           $ 4,311         $ 3,637         $ 11,360         $ 9,360
Less recurring capital expenditures                                    (902)           (438)          (2,204)         (1,339)
Less cumulative preferred dividend                                     (250)           (250)            (750)           (750)
Add (less) change in operating assets and liabilities, net               (2)           (241)             792             (68)
Add amortization of deferred interest defeasance                         46               -              122             105
Add (less) minority interest in reconciling items arising
   from consolidated limited partnerships                               (35)              -              187               -
                                                              --------------   -------------   --------------   -------------
Funds available for distribution                                    $ 3,169         $ 2,708         $  9,507         $ 7,308
                                                              ==============   =============   ==============   =============


Earnings per common share - basic:
  (Loss) income from
   - Continuing operations                                          $ (0.01)        $  0.02         $  (0.72)        $  0.11
   - Discontinued operations                                           0.00            0.01             0.01            0.01
                                                              --------------   -------------   --------------   -------------
  Net (loss) income                                                   (0.01)           0.03            (0.71)           0.12
  (Loss) income attributed to common shareholders                     (0.04)           0.01            (0.79)           0.02

Earnings per common share - diluted:
  (Loss) income from
   - Continuing operations                                          $ (0.01)        $  0.02         $  (0.72)        $  0.09
   - Discontinued operations                                           0.00            0.01             0.01            0.01
                                                              --------------   -------------   --------------   -------------
  Net (loss) income                                                   (0.01)           0.03            (0.71)           0.10
  (Loss) income attributed to common shareholders                     (0.04)           0.01            (0.79)           0.02
  Funds from operations                                                0.33            0.29             0.98            0.91


 Weighted average shares and units outstanding:
    Preferred B shares and units                                        909             909              909             909
    Common shares                                                     9,384           8,289            9,203           7,275
    Operating partnership minority units                              2,408           1,865            2,231           1,852


Consolidated Statements of Operations and Financial Results (unaudited) - page 3
 (all amounts in thousands except per share amounts)

                                                                    Three months ended               Nine months ended
                                                                       September 30                     September 30
                                                                  2005             2004            2005             2004
                                                              ------------------------------   ------------------------------

 We calculated basic and diluted per common share amounts using the following:
 Numerators:
 For basic per common share amounts -
    Net (loss) income                                                $ (150)          $ 299         $ (6,529)          $ 889
    Less cumulative preferred dividend                                 (250)           (250)            (750)           (750)
                                                              --------------   -------------   --------------   -------------
    (Loss) income attributed to common shareholders - basic          $ (400)          $  49         $ (7,279)          $ 139
                                                              ==============   =============   ==============   =============
 For diluted per common share amounts -
    Net (loss) income                                                $ (150)          $ 299         $ (6,529)          $ 889
    Adjust for income (loss) attributed to
      minority interest in operating partnership                       na(1)             11             na(1)             38
    Less cumulative preferred dividend                                 (250)           (250)            (750)           (750)
                                                              --------------   -------------   --------------   -------------
    (Loss) income attributed to common shareholders - diluted        $ (400)          $  60         $ (7,279)          $ 177
                                                              ==============   =============   ==============   =============

 Denominators:
 For basic per common share income amounts -
    Weighted average common shares outstanding                        9,384           8,289            9,203           7,275
    less weighted average nonvested shares outstanding                 (133)              -              (45)              -
                                                              --------------   -------------   --------------   -------------
    Weighted average common shares - basic                            9,252           8,289            9,159           7,275
 Effect of potentially dilutive securities:
    Operating partnership minority units                               na(1)          1,865             na(1)          1,852
    Nonvested shares outstanding                                       na(2)              -             na(2)              -
    Dilutive stock options                                             na(2)             36             na(2)             25
                                                              --------------   -------------   --------------   -------------
 For diluted per share income amounts -
    Adjusted weighted average common shares
      and assumed conversions                                         9,252          10,190            9,159           9,152
                                                              ==============   =============   ==============   =============
 For funds from operations per share:
    Weighted average common shares - basic                            9,252           8,289            9,159           7,275
    Weighted average operating partnership minority units             2,408           1,865            2,231           1,852
                                                              --------------   -------------   --------------   -------------
    Weighted average common shares and units outstanding             11,660          10,154           11,390           9,127
    Nonvested shares outstanding                                       na(2)              -             na(2)              -
    Dilutive stock options                                             na(2)             36             na(2)             25
                                                              --------------   -------------   --------------   -------------
    Weighted average operating partnership
       common units and assumed conversions - diluted                11,660          10,190           11,390           9,152
                                                              ==============   =============   ==============   =============

 (1) Operating partnership units are anti-dilutive at September 30, 2005 - excluded from calculation of diluted per share amounts for net income and income attributed to common shareholders. FFO is calculated at the operating partnership level; this calculation includes operating partnership minority units.
 (2) Nonvested shares and stock options are anti-dilutive at September 30, 2005 - excluded from calculation of diluted per share amounts for net income, income attributed to common shareholders, and funds from operations.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets
(all amounts in thousands)


                                                                                     September 30     December 31
                                                                                         2005             2004
                                                                                    ---------------  ---------------
                                                                                     (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                                  $ 518,170        $ 389,119
   Restaurant properties                                                                    37,405           37,405
                                                                                    ---------------  ---------------
                                                                                           555,575          426,525
   Less accumulated depreciation                                                           (83,457)         (66,454)
                                                                                    ---------------  ---------------
                                                                                           472,118          360,071
   Real estate assets held for sale, net                                                    14,076                -
                                                                                    ---------------  ---------------
                                                                                           486,194          360,071
Cash and cash equivalents                                                                    2,097              517
Prepaid expenses and other assets                                                            9,559            4,516
Deferred financing costs, net                                                                2,257            1,545
Intangible assets, net                                                                       1,189            1,115
                                                                                    ---------------  ---------------
Total assets                                                                             $ 501,296        $ 367,764
                                                                                    ===============  ===============

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                                    $ 404,620        $ 286,425
Note payable related to real estate assets held for sale                                     9,000                -
Accounts payable and accrued expenses                                                        4,435              897
Accrued interest on notes payable                                                            1,812            1,264
Consideration due for acquisitions                                                           2,700                -
Deferred revenue and security deposits                                                       1,997            1,787
                                                                                    ---------------  ---------------
                                                                                           424,565          290,373

Minority interest in consolidated limited partnerships                                          83                -
Minority interest in Operating Partnership                                                  18,928           14,394
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized,
      909,090 shares issued and outstanding at September 30, 2005,
      909,090 shares issued and outstanding at December 31, 2004                            10,000           10,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      9,458,071 shares issued and outstanding at September 30, 2005,
      8,652,740 shares issued and outstanding at December 31, 2004                              93               87
   Additional paid-in capital                                                              112,159          103,221
   Dividend distributions in excess of net income                                          (64,531)         (50,311)
                                                                                    ---------------  ---------------
Total shareholders' equity                                                                  57,720           62,996
                                                                                    ---------------  ---------------
Total liabilities and shareholders' equity                                               $ 501,296        $ 367,764
                                                                                    ===============  ===============


BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations - Unaudited
(all amounts in thousands)



 Three months ended September 30 -                                            2005                          2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs     Properties      Properties)
                                                        ---------------------------------------------  ---------------
 Revenues
 Apartment rental income                                   $ 17,702      $ -    $ 1,926     $ 15,776         $ 11,839
 Restaurant rental income                                       957        -          -          957              957
 Management fee income                                            6      (95)         -          101              177
 Casualty gains                                                 168        -          -          168              269
 Interest and other income                                       59      (31)         5           85               26
                                                        ---------------------------------------------  ---------------
                                                              18,892     (126)     1,931       17,087          13,268

 Expenses
 Apartment operations                                         7,079      (95)       897        6,277            4,872
 Apartment  and corporate administration                      1,482        -          -        1,482            1,061
 Interest                                                     6,034      (31)       677        5,389            3,834
 Penalties paid at debt refinance                                 -        -          -            -                -
 Depreciation                                                 4,534        -        412        4,122            3,083
 Amortization of deferred loan costs                            112        -         19           93              103
 Write-off of unamortized loan costs at debt refinance            -        -          -            -               85
 Deficit distributions to minority partners                     150        -        150            -                -
                                                        ---------------------------------------------  ---------------
                                                             19,392     (126)     2,155       17,363           13,039
                                                        ---------------------------------------------  ---------------
  (Loss) income from continuing operations                     (500)       -       (224)        (275)             228
 Income from discontinued operations                             56        -          -           56               82
                                                        ---------------------------------------------  ---------------
 (Loss) income before minority interests                       (443)     $ -    $  (224)    $   (219)             310
                                                                    =================================
 Loss (income) attributed to minority interests -
  - Consolidated LPs                                            191                                                 -
  - Operating partnership                                       103                                               (11)
                                                         ------------                                  ---------------
 Net (loss) income                                             (150)                                              299
 Less cumulative preferred dividend                            (250)                                             (250)
                                                        ------------                                   ---------------
 (Loss) income attributed to common shareholders           $   (400)                                         $     49
                                                        ============                                   ===============

 Calculation of FFO:
 (Loss) income before minority interest                    $   (443)     $ -    $  (224)    $   (219)        $    310
 Casualty gains                                                (168)       -          -         (168)            (269)
 Cumulative preferred dividend                                 (250)       -          -         (250)            (250)
 Amortization of in-place lease intangible                       62        -          -           62                -
 Depreciation                                                 4,534        -        412        4,122            3,083
 Depreciation related to discontinued operations                 84        -          -           84               78
 Deficit distributions                                          150        -        150            -                -
                                                        ---------------------------------------------  ---------------
                                                              3,968        -        338        3,631            2,952
 Minority interest in consolidated LPs                          (94)       -        (94)           -                -
                                                        ---------------------------------------------  ---------------
 FFO - Operating partnership                               $  3,875      $ -    $   244     $  3,631         $  2,952
                                                        =============================================  ===============


BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations - Unaudited
(all amounts in thousands)

 Nine months ended September 30 -                                              2005                         2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs     Properties      Properties)
                                                        ---------------------------------------------  ---------------
 Revenues
 Apartment rental income                                   $ 48,619      $ -    $ 5,152     $ 43,467         $ 32,471
 Restaurant rental income                                     2,872        -          -        2,872            2,872
 Management fee income                                          122     (256)         -          378              582
 Casualty gains                                                 168        -          -          168              269
 Interest and other income                                      311      (87)        11          387              162
                                                        ---------------------------------------------  ---------------
                                                             52,093     (343)     5,163       47,273           36,357
 Expenses
 Apartment operations                                        19,031     (256)     2,222       17,065           13,122
 Apartment  and corporate administration                      4,415        -          -        4,415            3,328
 Interest                                                    16,211      (87)     1,793       14,505           10,404
 Penalties paid at debt refinance                               519        -        519            -                -
 Depreciation                                                12,079        -        993       11,086            8,313
 Amortization of deferred loan costs                            330        -         51          279              259
 Write-off of unamortized loan costs at debt refinance          223        -        160           63               85
 Deficit distributions to minority partners                   7,771        -      7,771            -                -
                                                        ---------------------------------------------  ---------------
                                                             60,580     (343)    13,508       47,414           35,512
                                                        ---------------------------------------------  ---------------
 (Loss) income from continuing operations                    (8,487)       -     (8,345)        (141)             845
 Income from discontinued operations                            121        -          -          121               82
                                                        ---------------------------------------------  ---------------
 (Loss) income before minority interests                     (8,366)     $ -    $(8,345)    $    (20)             927
                                                                    =================================
 Loss (income) attributed to minority interests -
  - Consolidated LPs                                            267                                                 -
  - Operating partnership                                     1,570                                               (38)
                                                        ------------                                   ---------------
 Net (loss) income                                           (6,529)                                              889
 Less cumulative preferred dividend                            (750)                                             (750)
                                                        ------------                                   ---------------
 (Loss) income attributed to common shareholders           $ (7,279)                                         $    139
                                                        ============                                   ===============

 Calculation of FFO:
 (Loss) income before minority interest                    $ (8,366)     $ -    $(8,345)    $    (20)        $    927
 Casualty gains                                                (168)       -          -         (168)            (269)
 Cumulative preferred dividend                                 (750)       -          -         (750)            (750)
 Amortization of in-place lease intangible                      136        -          -          136                -
 Depreciation                                                12,079        -        993       11,086            8,313
 Depreciation related to discontinued operations                255        -          -          255               78
 Deficit distributions                                        7,771        -      7,771            -                -
                                                        ---------------------------------------------  ---------------
                                                             10,957        -        419       10,538            8,298
 Minority interest in consolidated LPs                          228        -        228            -                -
                                                        ---------------------------------------------  ---------------
 FFO - Operating partnership                               $ 11,185      $ -    $   646     $ 10,538         $  8,298
                                                        =============================================  ===============

                                       13

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Balance Sheets - Unaudited
(all amounts in thousands)


                                                                           September 30                  December 31
                                                                               2005                         2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs     Properties      Properties)
                                                        ---------------------------------------------  ---------------
 Assets
 Real estate investments at cost:                         $ 555,575  $     -   $ 49,618    $ 505,957        $ 426,525
 Less accumulated depreciation                              (83,457)       -     (7,321)     (76,135)         (66,454)
                                                        ---------------------------------------------  ---------------
                                                            472,118        -     42,297      429,822          360,071
 Real estate assets held for sale, net                       14,076        -          -       14,076                -
 Cash and cash equivalents                                    2,097        -        626        1,471              517
 Prepaid expenses and other assets                            9,559   (3,588)     1,128       12,019            4,516
 Deferred financing costs, net                                2,257        -        623        1,634            1,545
 Intangible assets                                            1,189        -          -        1,189            1,115
                                                        ---------------------------------------------  ---------------
 Total assets                                             $ 501,296  $(3,588)  $ 44,674    $ 460,210        $ 367,764
                                                        =============================================  ===============

 Liabilities and Shareholders' Equity
 Deed of trust and other notes payable                    $ 404,620  $(2,090)  $ 50,427    $ 356,284        $ 286,425
 Note payable related to real estate assets held for sale     9,000        -          -        9,000                -
 Accounts payable and accrued expenses                        4,435     (200)       615        4,020              897
 Accrued interest on notes payable                            1,812        -        202        1,611            1,264
 Consideration due for acquisitions                           2,700        -          -        2,700                -
 Deferred revenue and security deposits                       1,997        -        128        1,869            1,787
                                                        ---------------------------------------------  ---------------
                                                            424,565   (2,290)    51,371      375,484          290,373
 Minority interests -
 - Consolidated limited partnerships                             83        -         83            -                -
 - Operating partnership                                     18,928        -          -       18,928           14,394
 Shareholders' equity                                        57,720   (1,298)    (6,781)      65,799           62,997
                                                        ---------------------------------------------  ---------------
Total liabilities and shareholders' equity                $ 501,296  $(3,588)  $ 44,674    $ 460,210        $ 367,764
                                                         =============================================  ===============

